Lease Amendment
                          (Airport Plaza Office Lease)

This Lease Amendment, dated as of April 1, 2000, is by and between Highline Group Rimfire 25, Inc. ("Landlord"), as receiver for the Airport Plaza Building (the "Building") and Frontier Airlines, Inc. ("Tenant").


                                    Recitals

A. Landlord predecessor and Tenant entered into the Lease Agreement, dated March 15, 1994, as amended from time to time (the "Lease").
B.       Landlord and Tenant desire to modify the Lease as set forth below.

                                    Agreement

         Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Tenant hereby leases from Landlord Suites 600b (* square feet) and 600c (* square feet).
2. The minimum rent payable monthly under the Lease for Suites 600b and 600c, collectively, shall be: $*. Tenant's base year for Suites 600b and 600c shall be the year 2000.
3. The expiration of the term of the Lease for Suites 600b and 600c shall be *.


To the extent that any term of this Lease Amendment shall conflict with any term in the Lease, or any amendment or term sheet related thereto, the terms of this Lease Amendment shall supercede such conflicting term and this Lease Amendment shall control. Except as modified herein all of the other terms and conditions of the Lease shall remain unchanged and in full force and effect.

Landlord
Rimfire 25, Inc.
By: Highline Group LLC, as agent

By:______________________
     Name:_______________
    Title:_______________

Tenant
Frontier Airlines, Inc.

By:______________________
     Name:_______________
    Title:_______________